SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER 811-2699
SERIES NO.: 20

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                            $ 61
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                            $ 20
       Class C                                            $ 11
       Class R                                            $ 14
       Institutional Class                                 $ -

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                          0.2502
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                          0.2197
       Class C                                          0.2197
       Class R                                          0.2415
       Institutional Class                              0.2613

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                             272
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                              95
       Class C                                              60
       Class R                                              68
       Institutional Class                                   1

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $9.96
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $9.92
       Class C                                           $9.92
       Class R                                           $9.95
       Institutional Class                               $9.99